Exhibit 21.1

Subsidiaries

Entity Name	Place of Incorporation	Shareholders
Dlocal Group Limited	Malta	Dlocal Limited CY (100%)
Dlocal Limited	Malta	99.999% - Dlocal Group Limited, 0.001% Sergio Fogel
Dlocal LLP	UK	99.999% - Dlocal Group Limited, 0.001% Sebastian Kanovich
Dlocal Corp LLP	UK	99.99% Dlocal Group Limited,0.001% Sergio Fogel
Dlocal Inc.	Delaware, US	100% Dlocal Group Limited
Dlocal Pte Ltd	Singapore	100% Dlocal Group Limited
Dlocal Technologies SA	Uruguay	100% Dlocal Group Limited
Dlocal Markets Ltd	Malta	100% Dlocal Group Limited
Dlocal Israel Ltd	Israel	100% Dlocal Markets Limited
Dlocal Brasil Pagamentos Ltda	Brazil	99,999% - Dlocal Markets Limited, 0,0001% Dlocal Pte. Ltd.
Demerge Brasil Facilitadora de Pagamentos Ltda.	Brazil	99,999% - Dlocal Markets Limited, 0,0001% Dlocal Pte. Ltd.
Dlocal Argentina (former FCA S.A).	Argentina	95% Dlocal Markets Limited 5% Dlocal PTE
Demerge ARG S.A.	Argentina	Dlocal Markets Ltd (95%) and Dlocal PTE Limited (5%)
Demerge Mexico S.A. de C.V.	Mexico	99.999% - Dlocal Markets Limited, 0.001% - Sergio Fogel
Dlocal Mexico S.A. DE C.V.	Mexico	99.999% - Dlocal Markets Limited, 0.001% - Sergio Fogel
Dlocal Chile SPA	Chile	100% Dlocal Markets Limited
Demerge Chile SPA	Chile	Dlocal Markets Limited
Pagos y Servicios Limitada	Chile	Dlocal Markets Ltd. - 50% Sergio Fogel - 50%
Dlocal Colombia S.A.S. (former Tikrel Colombia)	Colombia	100% Dlocal Markets Limited
Demerge Colombia S.A.S.	Colombia	100% Dlocal Markets Limited
W-Collect S.A.S.	Colombia	100% Dlocal Colombia
BH Collect S.A.S.	Colombia	100% Dlocal Colombia
Demerge Peru S.A.C.	Peru	99% Dlocal Markets Limited, 1% Sergio Fogel
Depansum Solutions Private Limited	India	99% Dlocal Markets Limited, 1% Sergio Fogel
Dlocal Uruguay S.A. (former EL Agora.com)	Uruguay	100% Dlocal Markets Limited
PT. Dlocal Solutions Indonesia	Indonesia	99% Dlocal Markets Limited 1% Dlocal Pte. Ltd
DLocal Bangladesh Ltd.	Bangladesh	99% Dlocal Markets Limited 1% Dlocal Pte. Ltd
Dlocal Egypt LLC	Egypt	99.999% Dlocal Markets Limited 0.001% Dlocal Pte. Ltd
DLocal Morocco SARL AU	Morocco	100% Dlocal Markets Ltd
Demerge Nigeria Ltd.	Nigeria	99.99% Dlocal Markets Ltd 0.01 Dlocal Pte. Ltd
Dlocal Panama SA	Panama	100% Dlocal Markets Ltd
Dlocal Paraguay S.A.	Paraguay	Dlocal Markets Ltd. (99.84%) - Dlocal PTE. Ltd.(0.16%)
Demerge República Dominicana SAS	República Dominicana	Dlocal Markets Ltd (99.99%), Sergio Fogel (0.01%)
Depansum PTY LTD	South Africa	Dlocal Markets Ltd (100%)